United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2009
(Date of Report)

Madero, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-143845 (Commission File Number)	20-8658254 (IRS Employer Number)

143 Rowayton Ave Rowayton, CT (Address of principal executive offices)	06853 Zip Code

(203) 354-6510 (Registrant’s telephone number, including area code)
591 Broadway, 5th Floor New York, New York 10012 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 4.01 Changes in Registrant’s Certifying Accountant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Item 4.01    Changes in Registrant’s Certifying Accountant.

Dismissal of Moore & Associates, Chartered

                On March 5, 2009, the Company dismissed Moore & Associates, Chartered (“Moore & Associates”) as its principal independent accountant.  Moore & Associates report on the Company’s financial statements for the year ended December 31, 2007 did not contain an adverse opinion or disclaimer of opinion. The Board of Directors approved the decision to dismiss Moore & Associates as the Company’s principal independent accountant. During the Company’s recent fiscal year and through the date of Moore & Associates dismissal, there were no disagreements with Moore & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Moore & Associates, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

                As of the date of this Current Report, the Company has provided Moore & Associates with a copy of the disclosures it is making in response to this Item 4.01. The Company has requested that Moore & Associates furnish, and Moore & Associates has furnished, a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 of this Current Report and, if not, stating the respects in which it does not agree (the “Moore & Associates Letter”). A copy of the Moore & Associates Letter is filed as Exhibit 16.1 to this Current Report.

Engagement of MSPC Certified Public Accountants and Advisors, a Professional Corporation

                On March 6, 2009 the Company retained MSPC Certified Public Accountants and Advisors, a Professional Corporation to serve as the Company’s principal independent accountant.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from Moore & Associates, Chartered to the Securities and Exchange Commission, dated as of March 13, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2009	MADERO, INC.

/s/Jason Irwin
Jason Irwin President